Filed pursuant to Rule 433 Registration Statement Nos. 333-162193 and 333-162193-01

 RBS
The Royal Bank of Scotland

Products

2 Products Found

Name                  Ticker   Maturity   Inception Date   Annual Investor Fee
----                  ------   --------   --------------   -------------------

RBS US Large
 Cap Trendpilot ETN   TRND      12/07/40     12/06/10            1.00%*

RBS US Mild Cap
 Trendpilot ETN       TRNIM     01/25/41     01/25/11            1.00%*

*When tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.00% per year. When tracking the 3-month US T-Bills, The
Trendpilot ETNs will have an investor fee of 0.50% per annum. Fees accrual daily.